EXHIBIT 12.01
                       STATEMENT re COMPUTATION OF RATIOS

Page 10: Pro forma ratio of earnings to fixed charges for the year ended December 31, 1998

         Earnings
            Income from continuing operations before taxes          17,265
            Loss from equity investees                               1,857
            Fixed charges                                           36,190
                                                                   -------
                                                                                55,312
         Fixed charges:
            Interest expensed                                       33,475
            Interest capitalized                                        --
            Amortized premiums, discounts, capital expenses
                  related to indebtedness                            1,921
            Estimated interest within rental expense                   794
                                                                   -------
                                                                                36,190
                                                                                ------

                                                                                   1.5x




Page 10: Pro forma ratio of earnings (loss) to fixed charges for the three months ended March 31, 1999

         Earnings (loss):
            Pre-tax loss from continuing operations                (17,731)
            Loss from equity investees                                 100
            Fixed charges                                            8,557
                                                                   -------
                                                                                (9,074)
         Fixed charges:
            Interest expensed                                        7,782
            Interest capitalized                                        --
            Amortized premiums, discounts, capital expenses
              related to indebtedness                                  477
            Estimated interest within rental expense                   298
                                                                   -------
                                                                                 8,557
                                                                               -------

                                                                                  (1.1)x

         Deficiency in earnings to fixed charges [(9,074)-8,557]               (17,631)

Page 10: Adjusted EBITDA to interest expense for the year ended December 31,
1998

         Adjusted EBITDA:
            Pre-tax income from continuing operations               17,265
            Loss from equity investees                               1,857
            Interest expense                                        33,475
            Depreciation and amortization                           23,489
         Additional pro forma adjustments                            2,528
                                                                   -------
                                                                                78,614

         Interest expense                                                       33,475
                                                                                -------
                                                                                  2.3x




                 STATEMENT RE COMPUTATION OF RATIOS--(CONTINUED)

Page 10: Adjusted EBITDA to interest expense for the three months ended March 31, 1999

         Adjusted EBITDA:
            Pre-tax income (loss) from continuing operations                   (17,731)
            Loss from equity investees                                             100
            Interest expense                                                     7,782
            Depreciation and amortization                                        6,004
            Additional pro forma adjustments                                        --
                                                                               -------
                                                                                            (3,845)

         Interest expense                                                                    7,782
                                                                                            ------

                                                                                              (0.5)x

         Deficiency in Adjusted EBITDA to interest expense                                 (11,627)

Page 10: Net debt to Adjusted EBITDA for the year ended December 31, 1998

         Net debt:
            Pro forma Senior Secured Credit Facility                            90,655
            Pro forma other long-term debt, including current portion            7,302
            First Mortgage Notes                                               200,000
         Less cash and cash equivalents                                            (82)
                                                                               -------
                                                                                           297,875

         Adjusted EBITDA, as above                                                          78,614
                                                                                           -------

                                                                                               3.8x

Page 10: Net debt to Adjusted EBITDA for the three months ended March 31, 1999

         Net debt:
            Pro forma Senior Secured Credit Facility                           114,879
            Pro forma other long-term debt, including current portion            7,276
            First Mortgage Notes                                               200,000
         Less cash and cash equivalents                                            (82)
                                                                               -------
                                                                                           322,073

         Adjusted EBITDA, as above                                                          (3,845)
                                                                                           -------

                                                                                            (83.8)x


Page 23:  Ratio of earnings to fixed charges for Royster-Clark, Inc.

                                                                                 Three Months
                                             Year Ending December 31,          Ending March 31
                                   -----------------------------------------   ---------------
                                    1994     1995     1996     1997     1998     1998    1999
                                   -----    -----    -----    -----    -----    -----    -----
Eearnings

  Income from continuing
    operations before taxes          386    4,265    6,440    7,110    3,054      860      631
  Income (loss) from equity
    investees                        --       --       --       --       --       --       --
Fixed charges                      5,179    5,916    5,596    5,330    6,509    1,408    1,921
                                   -----    -----    -----    -----    -----    -----    -----

                                   5,565   10,181   12,036   12,440    9,563    2,268    2,552
                                   -----    -----    -----    -----    -----    -----    -----
  Interest expensed                4,370    5,306    5,004    4,672    5,489    1,219    1,607

  Interest capitalized              --       --       --       --       --       --       --
    Amortized premiums,
    discounts, capital expenses
    related to indebtedness          230       62       61       62      226        8       16

  Estimated interest within
    rental expense                   579      548      531      596      794      181      298
                                   -----    -----    -----    -----    -----    -----    -----

                                   5,179    5,916    5,596    5,330    6,509    1,408    1,921
                                   -----    -----    -----    -----    -----    -----    -----

                                    1.07x    1.72x    2.15x    2.33x    1.47x    1.61x    1.33x
                                   =====   ======   ======   ======    =====    =====    =====

Page 24: Ratio of earnings to fixed charges for IMC Agribusiness




                                                                                 Three Months
                                             Year Ending December 31,          Ending March 31
                                   -----------------------------------------   ---------------
                                    1994     1995     1996     1997     1998     1998    1999
                                   -----    -----    -----    -----    -----    -----    -----
Earnings

  Income from continuing
    operations before taxes       20,772   40,600   22,600   31,001    9,408  (10,142) (18,100)

  Income (loss) from equity
    investees                      1,200      500      200      661   (1,897)     295     (100)

  Fixed charges                    9,269   14,099   15,343   16,117   16,467    3,650    3,837
                                  ------   ------   ------   ------   ------   ------  -------

                                  31,241   55,199   38,143   47,779   23,978   (6,197) (14,363)
                                  ------   ------   ------   ------   ------   ------  -------

  Interest expensed                7,331   11,900   13,100   13,327   13,245    2,917    3,134

  Interest capitalized               --       --       --       --       --       --       --

  Amortized premiums,
    discounts, capital expenses
    related to indebtedness          --       --       --       --       --       --       --

  Estimated interest within
    rental expense                 1,938    2,199    2,243    2,790    3,222      733      703
                                  ------   ------   ------   ------   ------   ------  -------

                                   9,269   14,099   15,343   16,117   16,467    3,650    3,837
                                  ------   ------   ------   ------   ------   ------  -------

                                    3.37x    3.92x    2.49x    2.96x    1.46x   (1.70)x  (3.74)x
                                  ======   ======   ======   ======   ======   ======  =======